                                                                     Exhibit 4.3


THE CORPORATION WILL NOT TRANSFER THIS OPTION OR THE UNDERLYING COMMON SHARES UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH OPTION OR SUCH SHARES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATES SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

Void after 5:00 pm, New York Time on October 18, 2010.

                                                              Option to Purchase
                                                                 Common Shares

                        OPTION TO PURCHASE COMMON SHARES
                                       OF
                                SPATIALIGHT, INC.

         THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, Steven F. Tripp ("Optionee") is entitled to purchase, subject to the provisions of this Option, from Spatialight, Inc., a New York corporation ("Corporation"), at the closing price on the NASDAQ Small Cap Market on October 18, 2000 which equaled $1.50 per Share, up to One Hundred and Fifty Thousand (150,000) common shares of the Corporation, $0.01 per share par value ("Shares") at any time during the period commencing on the date hereof and terminating at 5:00 p.m., New York Time, on October 18, 2010 (the "Option Termination Date"). The Shares deliverable upon the exercise of this Option are hereinafter sometimes referred to as the "Underlying Shares" and the exercise price of this Option to purchase one Share is hereinafter sometimes referred to as the "Exercise Price." The Shares deliverable upon the exercise of the Options are hereinafter sometimes also referred to as the "Option Shares."

         The Board of Directors of the Corporation authorized the granting of the Option on and as of October 18, 2000.

         This Option shall not be, nor is it intended to be, an "Incentive Stock Option" within the meaning of Section 422(b) of the U.S. Internal Revenue Code. This Option shall be deemed a Non-Statutory stock option.

         This Option is not granted under, and shall not be governed by, the "Spatialight, Inc. 1999 Stock Option Plan" or the "1993 Nonstatutory Employee Stock Option Plan" of the Corporation or any other stock option plans now in effect or hereafter adopted by the Corporation, but this Option and the Underlying Shares shall be entitled to the benefits of registration under the Securities Act to the extent of and in accordance with the provisions of Section 11(b) hereof.

         SECTION 1. CONSIDERATION. This Option is granted to Optionee in consideration of the following special services (the "Special Services") heretofore rendered by Optionee to the Corporation without receiving any compensation for his services (except for this Option) an this Option shall constitute the maximum compensation to which Optionee shall be entitled for the Special Services Optionee has rendered and continues to render to the Corporation through June 30, 2001, but Optionee shall be entitled to retain this Option and all of the benefits conferred by the Option, including the right to purchase the Option Shares upon exercise hereof, in whole or in part, upon the terms and conditions set forth herein regardless of whether or not the Optionee continues to render such Special Services to the Corporation from and after the date hereof through June 30, 2001.

         The Special Services rendered by Optionee consist of and include:

         (a)      Assisting in the re-design of the Corporation's web site;

         (b)      Undertaking the Oracle Accounting Systems Evaluation;

         (c) Assisting in negotiating on behalf of the Corporation the Second Phase of the Funding of the Convertible Notes issued by the Corporation in December 1999;

         (d) Negotiation on behalf of the Corporation the settlement with Todd McMahon; and

         (e) Assisting in the Corporation's continuing marketing efforts, including designing its booth for forthcoming trade shows.

                  The foregoing Special Services are in addition to services, which the Optionee has rendered and continues to render in the course of performing his duties as a member of the Corporation's Board.

         SECTION 2. RESERVATION AND STATUS OF SHARES. The Corporation hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Option such number of its Shares as shall be required for issuance and delivery upon exercise of this Option, and that such Shares, when issued in accordance with the terms of this Option, shall be validly issued, fully paid, and non-assessable.

         SECTION 3. FRACTIONAL SHARES. Fractional Shares or script representing fractional Shares may be issued upon the exercise of this Option.

         SECTION 4. EXERCISE OF THE OPTION

                           (a) Method of  Exercise.  Subject  to the  provisions
                  hereof, this Option may be exercised, in whole or in part, during the period commencing on the date hereof and terminating on the Option Termination Date, by presentation and surrender hereof to the Corporation at its principal office, or at the office of its stock transfer agent, if any, with the Option Exercise Form annexed hereto as Exhibit A, duly executed and accompanied by payment of the Exercise Price (by any of the means permitted under this Section 4) for the number of Shares specified in such form. Upon receipt by the Corporation of this Option at its principal office, or by the stock transfer agent of the Corporation, if any, at its office, in proper form for exercise, the Optionee shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the Share transfer books of the Corporation shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to the Optionee.

                           (b) Payment of Exercise  Price.  Except as  otherwise
                  provided below, payment of the aggregate Exercise Price for the number of Shares for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of whole Shares owned by the Optionee having a fair market value (as determined by the Company without regard to any restrictions on transferability applicable to such Shares by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 4(c)(ii), or (iv) by any combination of the foregoing.

                           (c) Limitations on Forms of Consideration.

                                    (i)  Tender of Shares.  Notwithstanding  the
                           foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares to the extent such tender, or attestation to the ownership, of Shares would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's Shares. (The Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares unless such Shares beneficially have been owned by the Optionee for more than six (6) months).

                                    (ii)   Cashless   Exercise.    A   "Cashless
                           Exercise" means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the Shares acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve or terminate any such program or procedure. Generally, and without limiting the Company's absolute discretion, a Cashless Exercise will only be permitted at such times during which the Shares underlying this Option are publicly traded.

                           (d) Undertaking With Respect to Tax  Obligations.  At
                  the time of exercise of this Option, in whole or in part, or at any time thereafter as requested by the Corporation, the Optionee shall undertake to be responsible for, to pay any to hold the Corporation harmless from and against any liabilities for any sums required to satisfy any federal, state, local and/or foreign tax obligations (including withholding obligations, if any) arising upon the exercise, in whole or in part, of this Option, the transfer, in whole or in party, of any Shares acquired upon exercise of this Option or the operation of any law or regulation applicable to this Option or the exercise thereof, in whole or in part. Such undertaking by the Option shall be in writing in form reasonably satisfactory to the Corporation and shall be submitted by the Optionee to the Corporation at such time as the Optionee exercises this Option, in whole or in part.

                           (e) Condition to Grant and Exercisability. Notwithstanding anything contained herein to the contrary, in order to satisfy certain relevant legal and regulatory requirements, the grant and vesting of this Option shall be subject to ratification and approval by the holders of a majority of the Corporation's then outstanding Shares, and if the holders of such majority of the Corporation's then outstanding Shares do not ratify and approve the grant of this Option at the next Annual or Special Meeting of Shareholders of the Corporation within twelve (12) months after the date hereof, the Options granted hereby shall automatically terminate, be canceled in their entirety and the Optionee shall forfeit all rights with respect thereto or otherwise under this Agreement and this Option shall be of no further force of effect. Prior to ratification and approval by the Corporation's Shareholders as hereinabove provided, this Option shall not be exercisable, in whole or in part.

         SECTION 5. EXCHANGE OR LOSS OF OPTION.

                           (a) This Option is exchangeable,  without expense, at
                  the option of the Optionee, upon presentation and surrender hereof to the Corporation at its principal office, or at the office of its stock transfer agent, if any, for other Options of different denominations entitling the Optionee to purchase, in the aggregate, the same number of Shares purchasable hereunder.

                           (b) Upon receipt by the  Corporation  of an affidavit
                  of loss which shall constitute evidence satisfactory to the Corporation of the loss, theft, destruction, or mutilation of this Option and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Option, the Corporation will execute and deliver a new Option, which shall constitute an additional contractual obligation on the part of the Corporation, whether or not this Option so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         SECTION 6. NON-TRANSFER AND TERMINATION OF THE OPTION.

                           (a) Nontransferability of the Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in
                  Section 6(c), may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

                           (b) Termination of the Option. The Option shall terminate and may no longer be exercised after the Option Termination Date.

         SECTION  7.  RIGHTS OF THE  OPTIONEE.  Except as  provided  in the last sentence of Section 1, the Optionee shall not, by virtue hereof, be entitled to any rights as a shareholder in the Corporation, either at law or equity. The rights of the Optionee are limited to those expressed in this Option and are not enforceable against the Corporation except to the extent set forth herein.

         SECTION 8. ANTI-DILUTION PROVISIONS. The number and kind of securities purchasable upon the exercise of this Option and the Exercise Price shall be subject to adjustment from time to time as follows:

                           (a) Reclassification of Shares. In case the Corporation shall (i) pay a dividend or make a distribution on the outstanding Shares payable in Shares, (ii) subdivide the outstanding Shares into a greater number of Shares, (iii) combine the outstanding Shares into a lesser number of Shares, or (iv) issue by reclassification of the Shares of the Corporation, the Optionee of this Option shall thereafter be entitled, upon exercise, to receive the number and kind of Shares which, if this Option had been exercised immediately prior to the happening of such event, the Optionee would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, or reclassification. Such adjustment shall become effective on the day next following (x) the record date of such dividend or distribution or (y) the day upon which such subdivision, combination, or reclassification shall become effective.

                           (b) Consolidation,  Merger or Sale of the Corporation
                  or its Assets. In case the Corporation shall consolidate or merge into or with another corporation, or in case the Corporation shall sell or convey to any other person or persons all or substantially all the property of the Corporation, the Optionee shall thereafter be entitled, upon exercise, to receive the kind and amount of common shares, other securities, cash, and property receivable upon such consolidation, merger, sale, or conveyance by a holder of the number of Common Shares which might have been purchased upon exercise of this Option immediately prior to such consolidation, merger, sale, or conveyance, and shall have no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation, in any contracts of sale and conveyance, or otherwise so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the rights of the Optionee of this

                  Option shall thereafter be made applicable.

                           (c) Adjustment of Exercise Price. Whenever the number
                  of Shares purchasable upon exercise of this Option is adjusted pursuant to this Section 8, the Exercise Price per Share shall be adjusted simultaneously by multiplying that Exercise Price per Share in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon exercise of this Option immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately after such adjustment, so that the aggregate exercise price of this Option remains the same.

                           (d) Fractional Shares. No adjustment in the number of
                  Shares which may be purchased upon exercise of this Option shall be required unless such adjustment would require an increase or decrease of more than .50 of a share in the number of the Shares which may be so purchased provided, however, that any adjustment which by reason of this Section 8(d) is not required to be made shall be carried forward cumulatively and taken into account in any subsequent calculation. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                           (e) Distributions.  In the event that at any time, as
                  a result of an adjustment made pursuant to this Section 8, the Optionee shall become entitled to receive upon exercise of this Option cash, property, or securities other than Shares, then references to Shares in this Section 8 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property, or other securities.

                           (f) Form of Options.  Irrespective of any adjustments
                  in the Exercise Price or in the number or kind of Shares purchasable upon exercise of this Option, the form of Options theretofore or thereafter issued may continue to express the same price and number and kind of Shares as are stated in this Option.

         SECTION 9. OFFICER'S CERTIFICATE. Whenever the number or kind of securities purchasable upon exercise of this Option or the Exercise Price shall be adjusted as required by the provisions of Section 8, the Corporation shall forthwith file with its Secretary or Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number and kind of securities purchasable upon exercise of this Option and the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Corporation shall, forthwith after each such adjustment, mail by certified mail a copy of such certificate to the Optionee.

         SECTION 10. NOTICES TO OPTIONEE. So long as this Option shall be outstanding, if the Corporation shall propose to take any action that would cause an adjustment to be made pursuant to Section 8, the Corporation shall mail by certified mail to the Optionee, before, or no later than 15 days after, the day on which such adjustment would become effective, a notice setting forth in reasonable detail the action so taken.

         SECTION 11. (A) RESTRICTIONS ON GRANT OF THE OPTION AND ISSUANCE OF SHARES. The grant of the Option and the issuance of Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the Shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

                       (B) It is intended that this Option and all of the Underlying Shares shall be included in the Corporation's existing Form S-8 Registration Statement or if not so included, such Form S-8 Registration Statement is to be amended for that purpose (or a separate Form S-8 Registration Statement (or its successor Form) is to be filed by the Corporation) and rendered under the Securities Act by not later than three business days after the date of convening the Annual or Special Meeting of Shareholders of the Corporation referred to in
         Section 4(e) hereof.

         SECTION 12. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall sent by certified mail, return receipt requested, or delivered against receipt, if to the Optionee, to Steven F. Tripp, 2021 Brook Highland Ridge, Birmingham, Alabama 35242 and if to the Corporation, at its principal office, Spatialight, Inc., 9 Commercial Blvd., Suite 200, Novato, CA 94949 or to such other addresses as a party shall notify the other party in writing in the form set forth in this Section 12. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         SECTION 13. DEFINITIONS. In addition to the terms defined herein, as used in this Option the following terms shall have the following meanings:

         (a) "Board" means the Board of Directors of the Corporation.

         (b) "Cashless Exercise" has the meaning set forth in Section 4(d)(ii).

         (c) "Code" means the US Internal Revenue Code of 1986 as amended to date.

         (d) "Corporation" means Spatialight, Inc., a New York corporation.

         (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (f) "Exercise Price" means the exercise price of this Option to purchase one Share and as set forth in the introductory paragraph of this Option.

         (g)   "Optionee"   means  Steven  F.  Tripp,   his   guardian,   heirs,
         administrators and personal representative.

         (h) "Option Shares" means the Shares deliverable upon the exercise of the Option.

         (i) "Option Termination Date" means the period terminating at 5:00 pm., New York time, on October 18, 2010 after which time the Options granted under this Option may not longer be exercised.

         (j) "Securities Act" means the Securities Act of 1933, as amended.

         (k) "Shares" has the meaning set forth in the introductory Paragraph of this Option.

         (l) "Underlying Shares" means the Shares deliverable upon the exercise of the Option.

SECTION 14. BINDING EFFECT. The provisions of this Option shall be binding upon and inure to the benefit of (a) the parties hereto, (b) the successors and assigns of the Corporation, and (c) the successors, assigns, heirs, administrators and personal representative of the Optionee.

SECTION 15. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements to be entered into and performed entirely within the State of New York.

SECTION 16. TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

SECTION 17. COMPUTATION OF TIME. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

SECTION 18. PRESUMPTION. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

SECTION 19. FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

SECTION 20. PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

SECTION 21. ENTIRE AGREEMENT. This Option sets forth the entire agreement and understandings of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral with respect to the subject matter hereof.



                                  * * * * * * *


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                        SPATIALIGHT, INC.

                                        By: /s/ LAWRENCE MATTESON
                                            ------------------------------------
                                            Name:  Lawrence Matteson
                                            Title: Member of Board of Directors

                                        By: /s/ ROBERT A. OLINS
                                            ------------------------------------
                                            Name:  Robert A. Olins
                                            Title: Member of Board of Directors

                                        OPTIONEE

                                            /s/ STEVEN F. TRIPP
                                            ------------------------------------
                                            Name: Steven F. Tripp

                                    EXHIBIT A

                              OPTION EXERCISE FORM

To:      Spatialight, Inc.

(1)      The       undersigned       hereby       elects       to       purchase
         [_____________________________________]  Common Shares, $0.01 par value
         (the "Shares") of Spatialight pursuant to the terms of the attached Option to Purchase Shares of Spatialight, Inc. (the "Option"). All references and all terms used herein and not defined shall have the meaning ascribed in the Option.

(2) The undersigned hereby confirms and acknowledges that payment of the aggregate Exercise Price for the number of Shares for which the Option is being exercised has been made pursuant to one or more of the following Methods of Exercise: (A) paid in cash, by check, or cash equivalent pursuant to Section 4(b)(i), (B) by tender to the Company or attestation to the ownership, of whole Shares owned by the Optionee having a fair market value not less than the aggregate Exercise Price pursuant to Section 4(c)(i), (C) by means of a Cashless Exercise, pursuant to Section 4(c)(ii), or (D) by any combination of the foregoing.

(3) The undersigned acknowledges and confirms that (A) that the exercise of the Option shall not violate the restrictions set forth in Section 11,
         (B) that the Shares are being acquired by the undersigned solely of the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the registration requirements of the Securities Act of 1933, as amended, or any state securities laws or pursuant to an exemption therefrom, including Rule 144 of such Act.

(4) Please issue a certificate or certificates representing said Shares in the name of the undersigned as specified below:


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Date